UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2007

CITY NATIONAL BANCSHARES CORPORATION

(Exact name of registrant as specified in charter)

State of New Jersey	0-11535	22-2434751
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

900 Broad Street, Newark, New Jersey		07102
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (973) 624-0865

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement

On February 21, 2007, City National Bancshares Corporation (the “Corporation”) entered into a Credit Agreement with The Prudential Insurance Company of America (“Prudential”), dated as of February 21, 2007 (the “Credit Agreement”).

The Credit Agreement provides for a $5,000,000 unsecured term loan (the “Loan”) by Prudential to the Corporation for the purpose of making a subordinated loan to the Corporation’s wholly-owned subsidiary City National Bank of New Jersey (“CNB”) on terms that will permit CNB to treat such subordinated debt as “Tier II” regulatory capital.  The Loan was fully funded on February 21, 2007, and the subordinated loan from the Corporation to CNB was fully funded on the same date pursuant to the terms of a Subordinated Note, dated February 21, 2007, executed by CNB (the “Subordinated Note”) in the principal amount of $5,000,000.

Under the Credit Agreement, the Corporation must make principal payments of $250,000 on the last day of each calendar quarter, commencing on March 31, 2017, with a final principal payment on February 21, 2022 (the “Maturity Date”).  Interest will accrue on the Loan at the rate of 5% per annum through February 21, 2017, and such accrued interest will be payable the last day of each calendar quarter, commencing on March 31, 2007; provided, however, that from and after February 21, 2017, the Loan will accrue interest at the rate of 10 year U.S. Treasury obligations as of February 21, 2017, plus 1.5% per annum, payable on the last day of each calendar quarter commencing on March 31, 2017, with a final payment of interest on the Maturity Date.  Payment of principal and interest by CNB to the Corporation, and the date such payments are due, pursuant to the Subordinated Note are similar to those under the Credit Agreement, although the Subordinated Note contains other customary terms and conditions required by applicable law to qualify as “Tier II” regulatory capital.

The Credit Agreement contains affirmative and negative covenants customary for loans of this type, including, among other things, delivery of financial and other reports and information, maintenance of properties and insurance, conduct of the business, limits on the creation of liens, restrictions on investments, dispositions, mergers and consolidations, limitations on dividends and other restricted payments, restrictions on subsidiaries, restrictions on entering into certain transactions with affiliates, and various financial covenants with respect to regulatory capital, asset quality, liquidity and earnings.  Many of the foregoing restrictions and limitations are subject to certain exceptions which are customary for loans of this type.

If an event of default occurs and is continuing, Prudential may accelerate the maturity of the Loan.  Events of default, subject to certain threshold amounts and grace periods, as may be applicable, include conditions customary for such loans, including, among other things, payment defaults, cross-defaults with other indebtedness, events of bankruptcy or insolvency, and breaches of representations, warranties, and covenants in the Credit Agreement.

The foregoing summary of the above described Credit Agreement is not intended to be complete, and is qualified in its entirety by reference to the Credit Agreement which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Certain Relationships

On June 25, 2004, CNB consummated the purchase and assumption of certain deposit liabilities and other assets from Prudential Bank & Trust, FSB (“FSB”) pursuant to a Purchase and Assumption Agreement by and among The Prudential Bank and Trust Company (“PBT”), The Prudential Savings Bank, F.S.B. (“PSB”) and CNB dated March 31, 2004 (the “P&A Agreement”).  FSB is the successor in interest to PBT and PSB through a combination of merger and name change and is an affiliate of Prudential.

On December 28, 1995, another Prudential affiliate, The Prudential Foundation (the “Foundation”), purchased a 5.25% capital note in the principal amount of $1,500,000 that matured on December 28, 2005 pursuant to a Note Agreement dated December 28, 1995 by and between the Corporation and the Foundation.  The Corporation’s obligations under such note and note agreement have been satisfied and the terms of such agreement and note have otherwise expired.

Other than FSB’s continuing relationship in connection with the P&A Agreement, there are no material relationships between Prudential and the Corporation or any of its affiliates, any director or officer of the Corporation or any associate of any such director or officer.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information of Item 1.01, which describes the material terms of the Credit Agreement, is incorporated into this Item 2.03 by this reference.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description

10.1	Credit Agreement, dated as of February 21, 2007, by and among City National Bancshares Corporation and The Prudential Insurance Company of America

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY NATIONAL BANCSHARES CORPORATION

Date:	February 23, 2007	By:	/s/ Edward R. Wright
Edward R. Wright
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated as of February 21, 2007, by and among City National Bancshares Corporation and The Prudential Insurance Company of America